As filed with the Securities and Exchange Commission on August 23, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Peloton Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-3533761
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Peloton Interactive, Inc.
441 Ninth Avenue, 6th Floor
New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

2019 Equity Incentive Plan
2019 Employee Stock Purchase Plan
(Full title of the plans)

Barry McCarthy
Chief Executive Officer

Peloton Interactive, Inc.
441 Ninth Avenue, 6th Floor
New York, New York 10001
(917) 671-9198
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Julia A. Thompson Latham & Watkins LLP 555 11th Street, NW Suite 1000 Washington, DC 20004 (202) 637-2200	Tammy Albarrán Chief Legal Officer and Secretary Peloton Interactive, Inc. 441 Ninth Avenue, 6th Floor New York, New York 10001 (917) 671-9198

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Peloton Interactive, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 21,406,057 additional shares of Class A common stock (“Shares”), consisting of (i) 17,838,381 additional Shares under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”), and (ii) 3,567,676 additional Shares under the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”), pursuant to the provisions of the 2019 Plan and the 2019 ESPP, respectively, providing for an automatic annual increase in the number of Shares reserved for issuance under such plan.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on September 7, 2022 (File No. 333-267306), August 27, 2021 (File No. 333-259099), September 11, 2020 (File No. 333-248724) and September 26, 2019 (File No. 333-233941) to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents By Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the Commission on August 23, 2023; and

(b)the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39058) filed with the Commission on September 19, 2019, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference:

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	001-39058	3.1	11/6/2019

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-39058	3.1	4/27/2020

4.3	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-233482	4.1	9/10/2019

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2019 Equity Incentive Plan and forms of award agreements thereunder.	10-K	001-39058	10.3	09/7/2022

99.2	2019 Employee Stock Purchase Plan and form of subscription agreement thereunder.	S-8	333-233941	4.8	09/26/2019

107	Filing fee table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of August 2023.

PELOTON INTERACTIVE, INC.
/s/ Barry McCarthy
Barry McCarthy Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints the Company’s Chief Executive Officer, currently Barry McCarthy, and the Company’s Chief Financial Officer, currently Elizabeth Coddington, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8) and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or advisable to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

By:	/s/ Barry McCarthy	Chief Executive Officer and Director (Principal Executive Officer)	August 23, 2023
Barry McCarthy

By:	/s/ Elizabeth Coddington	Chief Financial Officer (Principal Financial Officer)	August 23, 2023
Elizabeth Coddington

By:	/s/ Saqib Baig	Chief Accounting Officer (Principal Accounting Officer)	August 23, 2023
Saqib Baig

By:	/s/ Karen Boone	Chairperson of the Board of Directors	August 23, 2023
Karen Boone

By:	/s/ Jon Callaghan	Director	August 23, 2023
Jon Callaghan

By:	/s/ Jay Hoag	Director	August 23, 2023
Jay Hoag

By:	/s/ Angel L. Mendez	Director	August 23, 2023
Angel L. Mendez

By:	/s/ Jonathan Mildenhall	Director	August 23, 2023
Jonathan Mildenhall

By:	/s/ Pamela Thomas-Graham	Director	August 23, 2023
Pamela Thomas-Graham